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                                                                     Exhibit 5.1

                  [Chernesky, Heyman & Kress P.L.L. Letterhead]


                                 August 23, 2000


DPL Inc.
Courthouse Plaza S.W.
Dayton, OH  45402

Ladies and Gentlemen:

       We have acted as counsel for DPL Inc. (the "Company") in connection with certain matters pertaining to the Company's Registration Statement on Form S-3 filed with the Securities and Exchange Commission under the Securities Act of 1933 to register 31,560,000 Common Shares, $.01 par value, of the Company (the "Common Shares") issuable upon the exercise of outstanding warrants and 31,560,000 warrants (the "Warrants") to purchase the Common Shares, which securities may be offered and sold from time to time by the securityholder specified in the Prospectus forming a part of the Registration Statement or its successors in interest (the "Selling Securityholder").

       For purposes of rendering this opinion, we have examined such corporate records and proceedings of the Company, documents and instruments and made investigation of such matters as in our judgment permit us to render an informed opinion on the matters set forth herein.

       Based on the foregoing, it is our opinion that:

       1. The Warrants are duly authorized, validly issued, fully paid and nonassessable, and will be so when sold by the Selling Securityholder in the manner set forth in the Prospectus.

       2. The Common Shares issuable upon exercise of the Warrants are duly authorized, and when issued and paid for in accordance with the terms of the Warrants and sold by the Selling Securityholder in the manner set forth in the Prospectus, will be validly issued, fully paid and nonassessable.

       We consent to the use of this opinion as an exhibit to the Registration Statement, and we consent to the reference to our name under the caption "Legal Matters" in the Prospectus.

                                      Very truly yours,

                                      /s/ Chernesky, Heyman & Kress P.L.L.

                                      Chernesky, Heyman & Kress P.L.L.